Exhibit 99.1

Vistula Communications Services, Inc. Appoints CEO to Lead Company into Next Phase of Growth

NEW YORK, April 13 — Vistula Communications Services, Inc. (OTC Bulletin Board: VSTL), a global supplier of flexible and reliable Voice over IP (“VoIP”) services to major telecommunications carriers, cable operators and Internet Service Providers, has appointed Keith Markley as Chief Executive Officer (CEO) to augment the Company’s management team. The announcement was made today by Mr. Rupert Galliers-Pratt, Founder and Executive Chairman of Vistula.

Mr. Markley has two decades of leadership and management experience in the information technology (IT) and telecommunications industries. He joins Vistula most recently from Liberty Aerospace, where he was one of three senior officers who operated the company and oversaw the business’ strategic planning, sales, marketing and product planning including international distribution.

Prior to Liberty Aerospace, Mr. Markley served as President and Chief Operating Officer of DSL.net, a national competitive local exchange carrier (CLEC). Prior to DSL.net, Keith served as President, Eastern Region, at Covad Communications, a start-up company focused on delivering competitive communications nationally with DSL technology. As an early officer of the Company, Keith helped build Covad from concept to operations. Prior to Covad, Keith held senior management positions at New England Fiber Communications and Advanced Radio Telecom, among other telecom and IT firms. Mr. Markley received a BS from the University of New Hampshire. He has also served two terms in the New Hampshire House of Representatives.

Rupert Galliers-Pratt, Founder and Executive Chairman of Vistula Communications Services, Inc., said, “Vistula’s VoIP technology platform has garnered a lot of interest and has developed a sterling reputation among carriers and ISPs, in the last year and we are committed to contributing further to our success. In Keith we found a top-notch executive with a diverse range of experience in the IT and telecommunications industries, and the Board and I, are pleased to have Keith as part of the management team. He’s the right executive to build on the important progress we’ve made and take Vistula to the next level.”

Mr. Markley said, “I’m very excited about the opportunity to apply my skills and experience to accelerate the growth and success of Vistula Communications. Vistula has established a significant presence in the voice over IP market, with excellent technology and a global customer base, and has made many accomplishments during the last year of rapid growth. We have a strong Board, an experienced management team and committed employees, which all combine to make Vistula a top global voice over IP brand and a forerunner in the telecommunications business. I look forward to maximizing these assets for the benefit of customers and shareholders alike.”

Mr. Galliers-Pratt concluded, “This is an exciting time for us and we believe we have put in place a strong executive to help direct the Company’s business in key global markets and help strengthen its core competencies.”

About Vistula

Vistula is a telecommunications company providing hosted, managed VoIP (Voice over Internet Protocol) services to carriers, cable operators, service providers and transit network operators. Vistula features solutions that enable telecommunications providers to rapidly deploy VoIP services over converged infrastructure through an integrated applications suite. Vistula has already signed Telstra Global business unit, as well as IUSACom in Mexico, among many other international carriers and ISPs that have installed or are currently testing the V-Cube(TM) platform. Vistula trades on the OTCBB under the symbol: VSTL. For more information visit: http://www.vistula.com.

“Forward-Looking Statements”

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations regarding future events and speak only as of the date hereof. Our actual results, performance or achievements may differ significantly from the results, performance or achievements discussed in or implied by the forward-looking statements. Factors that could cause such a difference include material changes in our business or prospects, difficulties obtaining financing to fund our operations, failure to establish brand recognition for our products, failure to retain existing customers or attract new customers, failure to compete effectively in our industry, general market and economic conditions, and other factors that are detailed from time to time in Vistula’s SEC reports, including those detailed in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. Vistula disclaims any intent or obligation to update any forward-looking statements.